Exhibit 99.2

For Immediate Release

ITC HOLDINGS PROVIDES INITIAL 2012 EARNINGS PER SHARE GUIDANCE

NOVI, Mich., December 5, 2011 – ITC Holdings Corp. (NYSE: ITC) today provided initial diluted earnings per share guidance for 2012 in the range of $3.90 to $4.05, excluding any expenses associated with the transaction with Entergy Corporation announced this morning.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Mich., ITC invests in the electric transmission grid to improve system reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri and Kansas, serving a combined peak load exceeding 25,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit our website at www.itc-holdings.com.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Gretchen Holloway 248.946.3595, gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

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